FORM OF

SELECTED DEALER AGREEMENT

[DATE]

Dear Securities Dealer:

DFA Securities LLC (“we” or “us”) invites you to participate in the distribution of shares of the those portfolios/series (each a “Fund” and together the “Funds”) of DFA Investment Dimensions Group Inc. and Dimensional Investment Group Inc. for which Dimensional Fund Advisors LP (“Dimensional”) serves as investment adviser and/or administrator and for which we now or in the future serve as principal underwriter, subject to the terms of this Agreement. We will notify you from time to time of the Funds that are eligible for distribution and the terms of compensation under this Agreement.

1. Licensing. You represent and warrant that you are a broker or dealer validly registered with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and are presently licensed to the extent necessary by the appropriate regulatory agency of each jurisdiction in which you will offer and sell shares of the Funds. You agree that termination or suspension of such membership with FINRA at any time shall terminate or suspend this Agreement forthwith and shall require you to notify us in writing of such action. This Agreement is subject, in all respects, to the Conduct Rules of FINRA, particularly Conduct Rule 2830 of FINRA (or any predecessor thereto), which shall control any provision in this Agreement to the contrary. You agree to notify us immediately in writing if at any time you are not a member in good standing of the Securities Investor Protection Corporation (“SIPC”).

2. Sales of Fund Shares. You may offer and sell shares of each Fund and each class of each Fund only at the public offering price which shall be applicable to, and in effect at the time of, each transaction. The procedures relating to all orders and the handling of such orders shall be subject to the terms of the applicable then current prospectus and statement of additional information (hereafter, the “Prospectus”) and new account application, including amendments, for each such Fund and each class of such Fund, and our written instructions from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

3. Duties of Dealer. You agree:

(a) Except as otherwise provided herein, to act as principal on your behalf, or as agent on behalf of your customers, in all transactions in shares of the Funds. Except as otherwise provided, you shall not have any authority to act as agent for the issuer (the Funds), for the Principal Underwriter (us), or for any other dealer in any respect, nor will you represent to any third party that you have such authority or are acting in such capacity;

(b) To purchase shares of the Funds only from us or from your customers;

(c) To enter orders for the purchase of shares of the Funds only with us and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment;

(d) To maintain records of all sales, redemptions and repurchases of shares made through you and to furnish us with copies of such records on request;

(e) To distribute Prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly agree otherwise;

(f) That you will not withhold placing customers’ orders for shares so as to profit yourself as a result of such withholding;

(g) That if any shares confirmed to you or your customer hereunder are repurchased or redeemed by any of the Funds [within seven (7) business days] after such confirmation of the original order, you shall promptly refund to us in full any payments we made to you from our own resources with respect to such orders. We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection;

(h) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand and without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss to the Funds or lost profit suffered by us resulting from your failure to make payment as aforesaid. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser’s signed authorization for the liquidation;

(i) That you shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to the Funds upon notification;

(j) That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold you responsible for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption;

(k) To obtain from your customers all consents required by applicable privacy laws (1) to permit us, any of our affiliates or the Funds to provide you either directly or through a service established for that purpose with confirmations, account statements and other information about your customers’ investments in the Funds, and (2) to permit you and your registered representatives, agents, independent contractors and/or employees to transmit and receive confidential information concerning such customers to or from us and through our websites through which we may permit you to conduct business concerning the Funds from time to time;

(l) That orders for the purchase of Fund shares shall be placed by you only for customers for whom you have appropriate identification, as required by applicable anti-money laundering laws or policies in your jurisdiction; and

(m) To the extent you are a “financial intermediary” with respect to any Fund, as that term is defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”), to enter into and comply with the additional terms and conditions set forth in the Funds’ Rule 22c-2 Fund Shareholder Information Agreement.

4. Conditional Orders; Certificates. We will not accept from you any conditional orders for shares of any of the Funds. Delivery of certificates or confirmations for shares purchased shall be made by the Funds only against constructive receipt of the purchase price. No certificates for shares of the Funds will be issued unless specifically requested.

5. 12b-1 Plan. To the extent you provide distribution and/or shareholder services, including, but not limited to, furnishing personal and other services and assistance to your customers who own Class          shares of a Fund, answering routine inquiries regarding a Fund or such Class         , assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, we shall pay you a Rule 12b-1 fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to customers of your firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect for the applicable Plan (the “Schedule”).

You shall furnish us and each Fund that has Class          Shares with such information as shall reasonably be requested by the Board of Directors (hereinafter referred to as “Directors”) of such Fund with respect to the fees paid to you pursuant to the Schedule of such Fund.

Each Fund reserves the right to terminate or suspend its Rule 12b-1 plan at any time as specified in the plan, and we reserve the right, at any time, without notice, to modify, suspend, or terminate payments hereunder in connection with such 12b-1 plans. Such Plan or the provisions of this Agreement may also be terminated by any act that terminates the underwriting agreement between us and the Fund that has such Plan. In the event of the termination of a Plan for any reason, the provisions of this Agreement relating to such Plan will also terminate.

The provisions of the Plans between the Funds and us shall control the provisions of this Agreement in the event of any inconsistency.

6. Redemptions. Redemptions of shares of the Funds will be made at the net asset value of such shares, less any applicable redemption charges, in accordance with the applicable Prospectuses of the Funds. Except as permitted by applicable law, you agree not to purchase any shares from your customers at a price lower than the net asset value of such shares next computed by the Funds after the purchase is made by you (the “Redemption Price”). You shall, however, be permitted to sell shares of the Funds for the account of the record owner to the Funds at the Redemption Price for such shares.

7. Exchanges. Exchange orders will be effective only for uncertificated shares or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable Prospectuses. You will be obligated to comply with any additional exchange policies described in the applicable Fund’s Prospectus, including without limitation any policy restricting or prohibiting excessive and/or short term trading activity, the collection of redemption fees associated with such trading activity and the prohibition of “market timing,” as defined in the Prospectus.

8. Transaction Processing. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent to you if you so request. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares of the Funds or withdraw the offering of shares of the Funds entirely. Orders will be effected at the price(s) next computed on the day they are received if, as set forth in the applicable Fund’s current Prospectus, the orders are received by us or an agent appointed by us or the Fund prior to the close of trading on the New

York Stock Exchange, generally 4:00 p.m. Eastern Time (“Close of Trading”). Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be accompanied by payment in U.S. Dollars. Orders payable by check must be drawn payable in U.S. Dollars on a U.S. bank, for the full amount of the investment.

9. Multiple Classes. We may from time to time provide to you written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares (each, a “Class”) with different distribution related operating expenses. In addition, you will be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of shares of investment companies offering multiple classes of shares.

10. Registration of Shares. Upon request, we shall notify you of the states or other jurisdictions in which each Fund’s shares are currently noticed, registered or qualified for offer or sale to the public. We shall have no obligation to make notice filings of, register or qualify, or to maintain notice filings of, registration of or qualification of, Fund shares in any particular state or other jurisdiction. We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the registration, qualification or licensed status of persons offering or selling Fund shares or for the manner of offering or sale of Fund shares. If it is necessary to file notice of, register or qualify Fund shares in any foreign jurisdictions in which you intend to offer the shares of any Funds, it will be your responsibility to arrange for and to pay the costs of such notice filing, registration or qualification; prior to any such notice filing, registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Funds, and you agree not to proceed with such notice filing, registration or qualification without the written consent of the applicable Funds and of ourselves.

11. Fund Information. You are not authorized to give any information or make any representations concerning shares of a Fund except those contained in the Fund’s then current Prospectus or in other materials produced by us or by the Fund nor may you present or create any information or materials that are contrary to or inconsistent with the materials so provided to you. We will supply reasonable quantities of, and/or reasonable electronic access to, Prospectuses, sales or other marketing materials, and additional information as issued by the Fund or by us. We will not be responsible for reimbursing you for any costs or expenses you may incur for accessing or printing such materials. You are not authorized to modify any materials we have provided to you.

12. Dealer Representation. You represent and warrant that you will comply with all applicable U.S. federal, state and local laws and regulations in performing your obligations hereunder. Without limiting the foregoing, you agree that in recommending to a customer the purchase, sale or exchange of any shares, or class of shares, of a Fund, you shall have reasonable grounds for believing that the recommendation is suitable for such customer.

13. Termination; Assignment; Amendment. This Agreement shall become effective as of the date indicated on page 1. This Agreement shall terminate automatically in the event of its “assignment,” as defined in Section 2(a)(4) of the 1940 Act. Either party may terminate this Agreement for any reason upon not less than sixty (60) days’ written notice to the non-terminating party. We may also terminate this Agreement, as to a Dimensional Fund, at any time (without the payment of any penalty) upon instruction by a majority of the Independent Directors, as defined in the Rule 12b-1 plans, or pursuant to a vote of a majority of the outstanding voting securities of such Dimensional Fund on not more than sixty (60) days’ written notice to you, as provided in Rule 12b-1 under the 1940 Act.

This Agreement and any amendments hereto shall not be amended, except by written instrument executed by all parties. Except as provided in Sections 3(m) and 6 of this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements or understandings between the parties relating to the same subject matter.

14. Privacy; Anti-Money Laundering.

(a) Each party to this Agreement agrees to limit the disclosure of nonpublic personal information of shareholders and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

(b) Each party to this Agreement acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001, the Bank Secrecy Act and their corresponding implementing regulations (collectively, the “AML Laws”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it has established policies and procedures reasonably designed to detect and prevent money laundering and to comply with the AML Laws, including FINRA Rule 3011, in all relevant aspects. Each party agrees that it will take such further steps and cooperate with the other party as may be reasonably necessary to facilitate compliance with the AML Laws. Each party also certifies that it complies with the economic sanction programs administered by the U.S. Treasury’s Office of Foreign Assets Control.

15. Acceptance; Cumulative Effect. This Agreement is cumulative and supersedes any similar agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. Your signature below shall constitute your acceptance of its terms.

DFA Securities LLC

By

Dealer Name

By

NASD CRD # Telephone

5